Exhibit 99.2

Australian Oilseeds Holdings limited Announces Conversion of Existing A$5 Million of Debt-to-Equity Conversion, Strengthening Balance Sheet Moving Forward

Cootamundra New South Wales, May 30, 2025 (GLOBE NEWSWIRE) — Australian Oilseeds Holdings Limited (the “Company”) (NASDAQ: COOT), a manufacturer and seller of sustainable edible oils to customers globally, today announced a A$5 million debt-to-equity conversion (the “Conversion”).

In connection with the conversion, JSKS Enterprises Pty Ltd., (“JSKS”), an entity controlled by Gary Seaton, Chief Executive Officer and a member of the Company’s Board of Directors, converted approximately A$5 million of its outstanding loan into 4,452,479 shares of Company’s ordinary shares, $0.0001 par value per share (“Ordinary Shares”).

Gary Seaton, Chief Executive Officer, commented, “We continue to be very pleased with the momentum and trajectory of our business. The decision to convert a meaningful portion of debt to equity strengthens our balance sheet and enhances financial flexibility while also demonstrating the long-term commitment to the Company’s future by management and its shareholders, which will reduce our debt by A$5 million and increases our shareholders’ equity by the same amount, and is in line with our strategy to optimize our capital structure.”

Pursuant to the Conversion, the principal amount of all loans made to the Company by JSKS, along with accrued interest through April 30, 2025, will be deemed repaid by the Company and all of its obligations with respect to the principal amount and accrued interest will be satisfied in full and cancelled. In exchange, the Company has issued to JSKS 4,452,479 Ordinary Shares.

About Australian Oilseeds Holdings Limited. Australian Oilseeds Holdings Limited, a Cayman Islands exempted company (the “Company”) (NASDAQ: COOT) through its subsidiaries, including Australian Oilseeds Investments Pty Ltd., an Australian proprietary company, tis focused on the manufacture and sale of sustainable oilseeds (e.g., seeds grown primarily for the production of edible oils) and is committed to working with all suppliers in the food supply chain to eliminate chemicals from the production and manufacturing systems to supply quality products to customers globally. The Company engages in the business of processing, manufacture and sale of non-GMO oilseeds and organic and non-organic food-grade oils, for the rapidly growing oilseeds market, through sourcing materials from suppliers focused on reducing the use of chemicals in consumables in order to supply healthier food ingredients, vegetable oils, proteins and other products to customers globally. Over the past 20 years, the Company’s cold pressing oil plant has grown to become the largest in Australia, pressing strictly GMO-free conventional and organic oilseeds.

Forward-Looking Statements: This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, business strategy and plans, market trends and market size, opportunities and positioning. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, global economic conditions could in the future reduce demand for our products; we could in the future experience cybersecurity incidents; we may be unable to manage or sustain the level of growth that our business has experienced in prior periods; our financial resources may not be sufficient to maintain or improve our competitive position; we may be unable to attract new customers, or retain or sell additional products to existing customers; we may experience challenges successfully expanding our marketing and sales capabilities, including further specializing our sales force; customer growth could decelerate in the future; we may not achieve expected synergies and efficiencies of operations from recent acquisitions or business combinations, and we may not be able to pay off our convertible notes when due. Further information on potential factors that could affect our financial results is included in our most recent Annual Report on Form 10-K for June 30, 2024 and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent our views only as of the date of this press release and we assume no obligation and do not intend to update these forward-looking statements.

Contact

Australian Oilseeds Holdings Limited

126-142 Cowcumbla Street

Cootamundra New South Wales 2590

Attn: Amarjeet Singh, CFO

Email: amarjeet.s@energreennutrition.com.au

Investor Relations Contact

Reed Anderson

(646) 277-1260

reed.anderson@icrinc.com